SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	January 21, 2009

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As previously disclosed, on January 9, 2009, MRU Holdings, Inc. (the “Company”) entered into a Fourth Amendment agreement (the “Fourth Amendment”) with respect to its 12% senior secured notes (the “Senior Secured Notes”). The Fourth Amendment was made by and among the Company; Embark Corp. (“Embark”), Embark Online, Inc. (“Embark Online”), Goto College Holdings Inc. (“Goto College”), iempower, inc. (“iempower”), MRU Originations, Inc. (“MRU Originations”), and MRU Universal Guaranty Agency, Inc. (“MRU Universal”; Embark, Embark Online, Goto College, iempower, MRU Originations and MRU Universal, collectively, the “Subsidiaries”), each of which is a subsidiary of the Company; Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (including as successor to The Longview Fund, L.P., a California limited partnership, under the Purchase Agreement (as defined below), “Buyer”); and Viking Asset Management, LLC (“Viking”), a California limited liability company, in its capacity as collateral agent for the benefit of Buyer (in such capacity, the “Collateral Agent”).

Among other things, the Fourth  Amendment amended certain provisions of the Purchase Agreement including the covenant with respect to the amount of the Company’s indebtedness as it relates to payables.  The covenant was amended to extend the date by which the Company’s receivables must decrease to $5,000,000 until January 21, 2009 (“Accounts Payable Decrease Date”).

On January 21, 2009, the parties agreed to extend the Accounts Payable Decrease Date until January 22, 2009 and, on January 23, 2008 the parties further agreed to extend the Accounts Payable Decrease Date until January 28, 2009, in each case subject to all the other same terms and conditions as set forth in the Fourth Amendment.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          As previously reported, on January 8, 2009, the Company agreed with each of Raza Khan and Vishal Garg, the Company’s co-presidents, to extend the deadline by which the Company or Messrs. Khan or Garg may provide notice of their intention not to renew the Employment Agreements (as defined below) for an additional five years (the “Notice Deadline”) pursuant to Amendment agreements (each an “Amendment” and together, the “Amendments”) with each of Messrs. Khan and Garg.  These agreements amended the employment agreements, dated as of April 1, 2004, by and between Mr. Khan or Mr. Garg, as applicable, and the Company, as successor-in-interest to iempower, inc., as amended (the “Employment Agreements”) to extend the Notice Deadline from January 8, 2009 until January 21, 2009.

On January 21, 2009  the Employment Agreements were further amended to extend the Notice Deadline until the later of (i) the Accounts Payable Decrease Date (as defined in Item 1.01 above, which such definition is incorporated herein by reference) and (ii) February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

January 26, 2009	By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Chief Financial Officer and Treasurer